Exhibit 10.5
NON-QUALIFIED STOCK OPTION GRANT NOTICE
     Pursuant to the Allergan, Inc. 2008 Incentive Award Plan (the “Plan”), Allergan, Inc. (the “Company”) hereby grants to the employee listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value US$0.01 per share (“Stock”), set forth below (the “Shares”) at the price set forth below (the “Option”). The Option is subject to all of the terms and conditions set forth herein, in the Terms and Conditions attached hereto as Exhibit A (the “Terms”) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Non-Qualified Stock Option Grant Notice (the “Grant Notice”).

Participant:

Grant Date:

Exercise Price per Share:	US $

Total Exercise Price:	US $

Total Number of Shares
Subject to the Option:	shares

Expiration Date:

Type of Option:	Non-Qualified Stock Option

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Terms, the Option shall vest and become exercisable as follows:
[To be specified in individual agreements]
Except as provided in Section 3.2(a) of the Terms, as otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant, in no event shall the Option vest and become exercisable for any additional shares of Stock following Participant’s Termination of Employment.
     All decisions and interpretations of the Administrator arising under the Plan, this Grant Notice or the Terms or relating to the Option shall be binding, conclusive and final.
ALLERGAN, INC.

By:

Print Name:

Title:

Address:	2525 Dupont Drive
Irvine, California 92612

Attachments:	Terms and Conditions (Exhibit A)
Allergan, Inc. 2008 Incentive Award Plan (Exhibit B)
Allergan, Inc. 2008 Incentive Award Plan Prospectus (Exhibit C)

EXHIBIT A TO THE NON-QUALIFIED STOCK OPTION GRANT NOTICE
TERMS AND CONDITIONS
May 2008
     Pursuant to the Non-qualified Stock Option Grant Notice (the “Grant Notice”) to which these Terms and Conditions (the “Terms”) are attached, Allergan, Inc. (the “Company”) granted to the participant (“Participant”) specified on the Grant Notice an option under the Allergan, Inc. 2008 Incentive Award Plan (the “Plan”) to purchase the number of shares of the Company’s common stock, par value US$0.01 per share (“Stock”), indicated in the Grant Notice, subject to the terms and conditions of the Grant Notice, the Terms and the Plan.
I.	GENERAL
          1.1.     Defined Terms. Wherever the following terms are used herein they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
          “Job Elimination” means Participant’s Termination of Employment by the Company or any Subsidiary under circumstances satisfying each of the following conditions, as determined in the sole and absolute discretion of the Company: (a) Participant’s Termination of Employment results in or is part of a net headcount reduction of one or more employees; (b) Participant is not offered a comparable position with the Company, a subsidiary or a successor entity or an affiliate of the Company or a subsidiary; and (c) the Company provides written notice to Participant prior to his or her Termination of Employment that it has determined Employee’s Termination of Employment is a “job elimination.”
          “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Participant’s Termination of Employment, including, without limitation, the question of whether such Termination of Employment resulted from a discharge for cause. For purposes of the Terms, Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
          1.2.     Incorporation of Terms of Plan. The Option is also subject to the terms and conditions of the Plan, which are incorporated herein by reference.
II.	GRANT OF OPTION
          2.1.     Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the grant date specified on the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an option (the “Option”) to purchase any part or all of the Shares specified on the Grant Notice, subject to the terms and conditions set forth in the Plan and the Terms.

          2.2.     Exercise Price. The exercise price payable for the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.
III.	PERIOD OF EXERCISABILITY
          3.1.     Commencement of Exercisability.
                    (a)     Subject to Sections 3.3 and 3.4, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice and Section 3.2 below, or at such earlier times as are set forth in a written agreement between the Company and Participant.
                    (b)     Except as provided in Section 3.2(a) below, as otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant, the unvested and unexercisable portion of the Option shall terminate immediately upon Participant’s Termination of Employment.
          3.2.     Acceleration of Exercisability. Notwithstanding anything to the contrary in Section 3.1 or the Grant Notice, the Option shall become fully vested and exercisable on an accelerated basis under the following circumstances:
                    (a)     if Participant’s Termination of Employment occurs by reason of Participant’s Job Elimination and Participant executes and delivers, and does not revoke, a general waiver and release of all claims against the Company and its subsidiaries and the employees, directors, agents and affiliates of the Company and its subsidiaries, in a form acceptable to the Company in its sole and absolute discretion, then the Option shall become fully vested and exercisable upon the date such general waiver and release of all claims becomes effective and irrevocable; provided, that such general waiver and release of all claims becomes effective and irrevocable prior to the expiration of the Option pursuant to Section 3.4 below or such earlier date as may be specified by the Company;
                    (b)     if Participant’s Termination of Employment occurs by reason of Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the Option shall become fully vested and exercisable immediately prior to Participant’s Termination of Employment; and
                    (c)     if a Change in Control occurs prior to Participant’s Termination of Employment, then the Option shall become fully vested and exercisable immediately prior to the occurrence of such Change in Control.
          3.3.     Duration of Exercisability. The Option shall become vested and exercisable for the shares of Stock in one or more installments as specified in Section 3.1, subject to acceleration as provided in Section 3.2 or the Plan, or any other written agreement between the Company and Participant. Each such installment that becomes vested and exercisable shall remain vested and exercisable until it becomes unexercisable under Section 3.4.
          3.4.     Expiration of Option. The Option shall terminate and shall not be exercised after the first to occur of the following events:
                    (a)     the expiration of ten years from the Grant Date;
                    (b)     except as otherwise provided in a written agreement between Participant and the Company, the expiration of three months following the date of Participant’s Termination of Employment, unless such termination occurs by reason of Participant’s death, permanent and total disability (within the meaning of Code Section 22(e)(3)) or voluntary Termination of Employment on or after Participant’s Normal Retirement Eligibility Date or Participant’s discharge for Cause (as defined below);
                    (c)     except as otherwise provided in a written agreement between Participant and the Company, the expiration of thirty-six months following the date of Participant’s voluntary Termination of Employment on or after Participant’s Normal Retirement Eligibility Date;
                    (d)     except as otherwise provided in a written agreement between Participant and the Company, the expiration of twelve months following the date of Participant’s Termination of Employment by reason of Participant’s death or permanent and total disability (within the meaning of Code Section 22(e)(3)); or
                    (e)     except as otherwise provided in a written agreement between Participant and the Company, the date of Participant’s Termination of Employment by the Company or any Subsidiary by reason of Participant’s discharge for Cause.
For purposes of this Section 3.4, “Cause” means any conduct set forth on the Grant Date in the Company’s employee handbook or Management Practices and Guidelines (or any successor thereto) justifying immediate termination without the benefit of a counseling review or severance pay.
IV.	EXERCISE OF OPTION
          4.1.     Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during Participant’s lifetime, only Participant may exercise the Option or any portion thereof. After Participant’s death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.4, be exercised by Participant’s personal representative or by any person empowered to do so under Participant’s will or under the then applicable laws of descent and distribution.
          4.2.     Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.4.
          4.3.     Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.4:
                    (a)     An exercise notice in a form specified by the Administrator, stating that Participant is electing to exercise the Option or a portion thereof, such notice complying with all applicable rules established by the Administrator;
                    (b)     The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and
                    (c)     In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
          4.4.     Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at Participant’s election:
                    (a)     cash;
                    (b)     check;
                    (c)     to the extent permitted under applicable laws, delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;
                    (d)     through the delivery of shares of Stock which have been owned by Participant for at least six (6) months, duly endorsed for transfer to the Company with a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof;
                    (e)     to the extent permitted by the Administrator, through the delivery of other lawful consideration; or
                    (f)     any combination of the foregoing.
          4.5.     Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
                    (a)     The admission of such shares to listing on all stock exchanges on which such Stock is then listed;
                    (b)     The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary or advisable;
                    (c)     The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole and absolute discretion, determine to be necessary or advisable;
                    (d)     The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and
                    (e)     The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

          4.6.     Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 11.1 of the Plan.
V.	OTHER PROVISIONS
          5.1.     Administration. The Administrator shall have the power to interpret the Plan and the Terms and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Terms or the Option. In its sole and absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and the Terms, subject to Section 12.2 of the Plan.
          5.2.     Limited Transferability.
                    (a)     Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Option nor any interest or right therein or part thereof shall be liable for Participant’s debts, contracts or engagements or the debts, contracts or engagements of Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
                    (b)     Notwithstanding any other provision of the Terms, with the consent of the Administrator, the Option may be transferred to one or more “Permitted Transferees” (as defined below), subject to the following terms and conditions:
     (i)     the Option shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution;
     (ii)     the Option shall continue to be subject to all the terms and conditions of the Plan and the Terms, as amended from time to time, as applicable to Participant (other than the ability to further transfer the Option); and
     (iii)     Participant and the Permitted Transferee execute any and all documents requested by the Company, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws, and (C) evidence the transfer.
“Permitted Transferee” means, with respect to Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, any other entity in which these persons (or Participant) own more than 50% of the voting interests, or any other transferee specifically approved by the Administrator.
                    (c)     Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.4, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
          5.3.     No Employment Rights. Nothing in the Plan or the Terms shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate Participant’s services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
          5.4.     Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Terms.
          5.5.     Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be deemed duly given only when delivered in person or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, addressed as follows:

If to the Company:	Allergan, Inc.
Attention: General Counsel
2525 Dupont Drive
Irvine, California 92612

If to Participant:	To Participant’s most recent address then
on file in the Company’s personnel records.
By a notice given pursuant to this Section 5.5, either party may thereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise the Option pursuant to Section 4.1 by written notice under this Section 5.5.
          5.6.     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Terms.
          5.7.     Governing Law; Severability. The Terms shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to conflicts of law principles thereof. Should any provision of the Terms be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
          5.8.     Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Terms shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
          5.9.     Amendments. To the extent permitted by the Plan, the Terms may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no termination, amendment or modification of the Terms shall adversely affect the Option in any material way without Participant’s prior written consent. The Terms may not be modified, suspended or terminated except by an instrument in writing signed by a duly authorized representative of the Company and, if Participant’s consent is required, by Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1.
          5.10.     Successors and Assigns. The Company may assign any of its rights with respect to the Option to single or multiple assignees, and the Terms shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.2, the Terms shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.
          5.11.     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Terms, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and the Terms shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Terms shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
          5.12.     Entire Agreement. The Plan and the Terms constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

EXHIBIT B TO THE NON-QUALIFIED STOCK OPTION GRANT NOTICE
ALLERGAN, INC. 2008 INCENTIVE AWARD PLAN

EXHIBIT C TO THE NON-QUALIFIED STOCK OPTION GRANT NOTICE
ALLERGAN, INC. 2008 INCENTIVE AWARD PLAN PROSPECTUS